UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 19, 2006

U.S. PREMIUM BEEF, LLC
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-115164	20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive Kansas City, Missouri	64163
(Address of principal executive offices)	(Zip Code)

(816) 713-8800
Registrant's telephone, number, including area code

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 9 are not applicable and therefore omitted.

Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2006, U.S. PREMIUM BEEF, LLC, a limited liability company formed under the laws of the State of Delaware (successor, by merger, to U.S. Premium Beef, Ltd.), and COBANK, ACB ("CoBank"), as agent for the benefit of the Syndication Parties, entered into a "Seventh Amendment to Credit Agreement" (the "Amendment").  The Amendment was executed on July 19, 2006.  The Amendment amends certain provisions of the Credit Agreement (Term Loan) entered into by CoBank and U.S. Premium Beef, Ltd. on November 25, 1997, and amended from time to time (the "Credit Agreement").

The Amendment provides that for distributions made to U.S. Premium Beef, LLC's members on or after January 1, 2006 that are based on an estimate of the amount of U.S. Premium Beef, LLC's income which would be taxable to U.S. Premium Beef, LLC's members for such fiscal year, and on U.S. Premium Beef, LLC's federal income tax return as filed for such fiscal year U.S. Premium Beef, LLC's members are in fact taxed based on a lesser amount of income, resulting in a distribution to its members of an amount in excess of the amount allowed ("Excess Distribution"), the amount of such Excess Distribution shall be deducted from the amount which could otherwise be distributed to its members for the following fiscal years until such Excess Distribution has been fully deducted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By  /s/ Steven D. Hunt
       Steven D. Hunt,
       Chief Executive Officer

Dated:  July 24, 2006